Registration No. 333-

As filed with the Securities and Exchange Commission on March 7, 2022

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________
AVAYA HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	26-1119726
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2605 MERIDIAN PARKWAY, SUITE 200
DURHAM, NORTH CAROLINA
(Address of Principal Executive Offices)

27713
(Zip Code)
___________________
Avaya Holdings Corp. 2019 Equity Incentive Plan
(Full Title of Plan)
___________________
VITO CARNEVALE
GENERAL COUNSEL
AVAYA HOLDINGS CORP.
2605 MERIDIAN PARKWAY, SUITE 200
DURHAM, NORTH CAROLINA
(908) 953-6000
(Name and Address of Agent for Service)
(Telephone Number, Including Area Code, of Agent For Service)
___________________
Copies to:
BRETT D. NADRICH, ESQ.
MILBANK LLP
55 HUDSON YARDS
NEW YORK, NEW YORK 10001
(212) 530-5000
___________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐

EXPLANATORY NOTE
This Registration Statement has been filed for the purpose of registering an additional 6,500,000 shares of common stock, par value $0.01 per share, of Avaya Holdings Corp. (“Avaya” or the “Company”) that may be issued to the participants of the Avaya Holdings Corp. 2019 Equity Incentive Plan (as amended by Amendment No. 1 thereto, the “Incentive Plan”). Amendment No. 1 to the Incentive Plan, which added these additional shares, was approved by the Registrant’s stockholders at the Registrant’s 2022 annual meeting of stockholders, as well as by the Registrant’s Board of Directors. Pursuant to General Instruction E to Form S-8, the contents of the previous registration statement relating to the Incentive Plan (File No. 333- 234716, filed on November 15, 2019) are incorporated by reference herein and made a part of this Registration Statement, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.
The Company is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:
(1)The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, filed on November 22, 2021;
(2)The Company’s Quarterly Report on Form 10-Q filed February 9, 2022 for the quarter ended December 31, 2021;
(3)The Company’s Current Report on Form 8-K, filed on March 2, 2022; and
(4)The Company’s Registration Statement on Form 10, initially filed with the Commission on November 13, 2017, including the description of the Company’s common stock, par value $0.01 per share contained therein, including any amendment or report filed for the purpose of updating, changing or otherwise modifying such description (SEC File No. 001-38289).
All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange after the date of this registration statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in any document incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 8.     EXHIBITS.

EXHIBIT	DESCRIPTION
4.1
Amended and Restated Certificate of Incorporation of Avaya Holdings Corp. (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 10 filed on December 15, 2017).

4.2	Second Amended and Restated Bylaws of Avaya Holdings Corp. (incorporated herein by reference to Exhibit 3.1 of the Company’s Current report on Form 8-K filed on May 13, 2021).
4.3	Avaya Holdings Corp. 2019 Equity Incentive Plan (incorporated herein by reference to Annex B to the Company's Definitive Proxy Statement on Schedule 14A filed on January 18, 2022).
4.4
Amendment No. 1 to the Avaya Holdings Corp 2019 Equity Incentive Plan (incorporated herein by reference to Annex B of the Company’s Definitive Proxy Statement on Schedule 14A filed on January 18, 2022).

5.1*	Opinion of Milbank LLP.
23.1*	Consent of Milbank LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).
23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
24.1*	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).
107*	Filing Fee Table.
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of NY, on this 7th day of March, 2022.
Avaya Holdings Corp.
By:    /s/ Vito Carnevale

Vito Carnevale
Global Vice President & General Counsel

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Shefali Shah, Vito Carnevale and Sara Bucholtz his or her true and lawful attorney-in-fact and agent, with the full power of substitution, for him or her, in any and all capacities, to sign any amendments (including all post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signer	Title	Date
/s/ James M. Chirico, Jr.	Director, President and Chief Executive Officer	March 7, 2022
James M. Chirico, Jr.	(Principal Executive Officer)
/s/ Kieran J. McGrath	Executive Vice President & Chief Financial Officer	March 7, 2022
Kieran J. McGrath	(Principal Financial Officer)
/s/ Kevin Speed	Global Vice President, Chief Accounting Officer & Controller	March 7, 2022
Kevin Speed	(Principal Accounting Officer)
/s/ William D. Watkins	Chairman of the Board	March 7, 2022
William D. Watkins
/s/ Stephan Scholl	Director	March 7, 2022
Stephan Scholl
/s/ Susan L. Spradley	Director	March 7, 2022
Susan L. Spradley
/s/ Stanley J. Sutula, III	Director	March 7, 2022
Stanley J. Sutula, III
/s/ Robert Theis	Director	March 7, 2022
Robert Theis
/s/ Scott D. Vogel	Director	March 7, 2022
Scott D. Vogel
/s/ Jacqueline E. Yeaney	Director	March 7, 2022
Jacqueline E. Yeaney

Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

Avaya Holdings Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Title of Each Class of Securities to be Registered	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.01 per share	Rule 457(c) and Rule 457(h)	6,500,000	$12.81	$83,265,000	0.0000927	$7,718.67
Total Offering Amounts					$83,265,000		$7,718.67
Total Fee Offset							$0.00
Net Fee Due							$7,718.67

(1)Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2)Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933. The offering price and registration fee are based on a price of $12.81 per share, which price is the average of the high and low sales prices of the shares of common stock, as reported on the New York Stock Exchange on March 4, 2022.